Exhibit 1

                             Joint Filing Agreement

     Agreement dated as of April 8, 2003, among Crescendo Partners II L.P., Series L, Crescendo Investments II LLC and Eric Rosenfeld (collectively, the "Parties").

         Each of the Parties hereto represents to the other Parties that it is eligible to use Schedule 13D to report its beneficial interest in shares of common stock, $.001 par value per share, of CPI Aerostructures, Inc. beneficially owned and reported upon in the Schedule 13D of which this agreement is an exhibit ("Schedule 13D") by each of the above named Parties, and each of the above Parties will file the Schedule 13D on behalf of itself.

     Each of the Parties agrees to be responsible for the timely filing of the
Schedule 13D and any and all amendments thereto and for the completeness and accuracy of the information concerning itself contained in the Schedule 13D, and the other Parties to the extent it knows or has reason to believe that any information about the other Parties is inaccurate.


                                            CRESCENDO PARTNERS II, L.P. SERIES L

                                            By: Crescendo Investments II, LLC

                                            By:  /s/ Eric Rosenfeld
                                                 _______________________________
                                                 Name: Eric Rosenfeld
                                                 Title: Senior Managing Member



                                            CRESCENDO INVESTMENTS II, LLC



                                            By: /s/ Eric Rosenfeld
                                                _________________________
                                                Name: Eric Rosenfeld
                                                Title: Senior Managing Member



                                            /s/ Eric Rosenfeld
                                            --------------------------------
                                            ERIC ROSENFELD